Exhibit 15.1

April 4, 2016

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated February 1, 2016 on our review of interim financial information of Johnson Controls, Inc. for the three month period ended December 31, 2015 and 2014 and included in the Company’s quarterly report on Form 10-Q for the quarter ended December 31, 2015 is incorporated by reference in Tyco International plc’s Registration Statement on Form S-4 dated April 4, 2016.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP